EXHIBIT 99.1

Grant Park Fund Weekly Commentary
For the Week Ended December 3, 2010

Current month			Performance* (Subject to verification)				Risk Metrics* (Jan 2006 – Dec 2010)
Class	Week ROR	MTD Dec 2010	1 yr Annualized ROR	3 yr Annualized ROR	5 yr Annualized ROR	10 yr Annualized ROR	Annualized ROR	Annualized Standard Deviation	Maximum Drawdown	Sharpe Ratio	Sortino Ratio
A	2.2%	2.1%	2.0%	3.6%	6.4%	6.1%	6.4%	12.7%	-16.5%	0.6%	0.9%
B**	2.2%	2.1%	1.4%	2.8%	5.6%	N/A	5.6%	12.6%	-17.1%	0.5%	0.7%
Legacy 1***	2.2%	2.1%	3.5%	N/A	N/A	N/A	0.0%	10.8%	-10.9%	0.1%	0.0%
Legacy 2***	2.2%	2.1%	3.2%	N/A	N/A	N/A	-0.3%	10.8%	-11.1%	0.0%	0.0%
Global 1***	1.7%	1.7%	1.0%	N/A	N/A	N/A	-1.9%	10.4%	-13.3%	-0.1%	-0.2%
Global 2***	1.6%	1.7%	0.8%	N/A	N/A	N/A	-2.3%	10.4%	-13.5%	-0.2%	-0.3%
Global 3***	1.6%	1.7%	-1.0%	N/A	N/A	N/A	-4.0%	10.4%	-14.6%	-0.3%	-0.5%

S&P 500 Total Return Index****	3.0%	3.8%	11.9%	-3.8%	1.7%	1.1%	1.7%	17.7%	-51.0%	0.2%	0.1%
Barclays Capital U.S. Long Gov Index****	-1.6%	-2.8%	10.4%	6.0%	5.9%	6.7%	5.9%	11.2%	-12.3%	0.6%	0.9%

*	Performance metrics are calculated using December 2010 month-to-date performance estimates
**	Units began trading in August 2003.
***	Units began trading in April 2009.
****	Index is unmanaged & is not available for direct investment. Please see Indices Overview (below) for more information. Weekly RORs are calculated using data acquired through Bloomberg.

Portfolio Positions by Sectors and Markets (Two largest positions within each sector)

	Portfolio for A, B and Legacy units					Portfolio for Global units
Sector	Sector		Market			Sector		Market
	Exposure	Position	Contract	Exposure	Position	Exposure	Position	Contract	Exposure	Position
Ags/Softs	16%	Long	Corn	3.0%	Long	10%	Long	Corn	2.9%	Long
			Sugar	1.8%	Long			Wheat CBOT	1.1%	Long
Currencies	21%	Short $	Euro	2.1%	Short	22%	Short $	Euro	3.2%	Short
			Australian Dollars	2.0%	Long			S-Franc	2.9%	Long
Energy	23%	Long	Crude Oil	3.1%	Long	22%	Long	Crude Oil	5.4%	Long
			Crude Oil	3.1%	Long			Brent Crude Oil	3.0%	Long
Equities	17%	Long	Dax Index	3.0%	Long	23%	Long	Dax Index	3.8%	Long
			S&P 500	2.5%	Long			S&P 500	2.6%	Long
Fixed Income	8%	Long	Schatz	1.7%	Long	10%	Long	Schatz	2.1%	Long
			Euribor	1.1%	Long			Japanese Gov't Bonds	0.8%	Long
Metals	15%	Long	Gold	5.3%	Long	13%	Long	Gold	3.8%	Long
			Copper	3.0%	Long			Silver	2.0%	Short

Market Commentary (Largest price movements within each sector)

Sector/Market
Ags/Softs
Soybean prices rallied as speculators raised demand forecasts for U.S. crops after a large soybean purchase by China.  In the sugar markets, prices rallied nearly 5% for the week as heavy rains in India fostered supply concerns.

Currencies
The U.S. dollar declined against counterparts as an unexpected rise in U.S. pending home sales and U.S. payroll estimates weakened demand for safer assets.  In the U.K., the British pound rallied as strong manufacturing and unemployment data from the region fueled investor sentiment.  Higher-yielding currencies, including the Australian and New Zealand dollars made gains as investors looked towards riskier assets.

Energy
Crude oil prices rose as a result of declines in the U.S. dollar.  Also adding to the rally in crude oil was news the European Central Bank would not be halting stimulus initiatives, supporting the outlook for industrial production in the Eurozone.  Natural gas prices fell last week due to liquidations by traders attempting to lock in profits from recent uptrends.

Equities
North American and European equity markets rallied as positive economic indicators from the U.S. and the Eurozone prompted buying. Japan’s Nikkei 225 Index also rose as reports of increased capital expenditures at Japanese firms served as a bullish indicator for the Japanese economy.  In Hong Kong, the Hang Seng Index rallied following strong gains by the Chinese real estate sector.

Fixed Income	Decreased demand for risk aversion resulted in declines in the U.S. Treasury markets. Also adding to the downtrend in the fixed-income markets was strength in the global equities.
Metals
Precious metals markets rallied due to U.S. dollar weakness and lingering concerns regarding European financial stability.  Copper markets led the base metals sector higher following the positive unemployment data in the U.S. and optimism surrounding future Chinese demand.   Strong U.S. manufacturing data also played a role in moving industrial metals higher.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

Performance Chart

Barclays Capital U.S. Long Government Index (formerly Lehman Brothers U.S. Government Index:  Long Subset):  A benchmark comprised of the Barclays Capital U.S. Treasury and U.S. Agency indices.  The U.S. Long Government Index includes Treasuries (public obligations of the U.S. Treasury that have remaining maturities of more than ten years) and U.S. agency debentures (publicly issued debt of U.S. Government agencies, quasi-federal corporations, and corporate or foreign debt guaranteed by the U.S. Government). The U.S. Government Index is a component of the Barclays Capital U.S. Government Index.

Compounded Annualized Rate of Return (ROR): This is the geometric 12-month mean that assumes the same rate of return for each 12-month period to arrive at the equivalent compound growth rate reflected in the actual return data.

Standard and Poor’s 500 Total Return Index (S&P 500 Index): A weighted index of the 500 stocks in the S&P 500 Index, which are chosen by Standard and Poor’s based on industry representation, liquidity, and stability.  The stocks in the S&P 500 Index are not the 500 largest companies; rather the index is designed to capture the returns of many different sectors of the U.S. economy.  The total return calculation includes the price-plus-gross cash dividend return.

Standard Deviation: Measures the dispersal or uncertainty in a random variable (in this case, investment returns). It measures the degree of variation of returns around the mean, or average, return. The higher the volatility of the investment returns, the higher the standard deviation will be. For this reason, standard deviation is often used as a measure of investment risk.

Risk Metrics Chart

Drawdown: A drawdown is any losing period during an investment’s performance history. It is defined as the percent retrenchment from an equity peak to an equity valley. Maximum drawdown is simply the largest percentage drawdown that has occurred during the specified time frame. Grant Park’s drawdowns are computed based on month-end equity values.

Sharpe Ratio: A return/risk measure defined as the average incremental return of an investment over the risk free rate.

Sortino Ratio: A ratio developed to differentiate between good and bad volatility. The calculation provides a risk-adjusted measure of performance without penalizing for upward price changes.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.